UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report: October 24, 2013
(Date of earliest event reported): October 22, 2013

 SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(866) 248-4344
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On Tuesday, October 22, 2013, Sunoco Logistics Partners L.P. (the “Partnership”) announced that Sunoco Partners LLC, its general partner, declared a cash distribution for the third quarter 2013 of $0.63 per common unit ($2.52 annualized) to be paid on November 14, 2013 to unit holders of record on November 8, 2013. A copy of the press release announcing the declaration of this distribution is being filed herewith as Exhibit 99.1.

The Partnership also announced that it will hold a conference call on Wednesday, November 6, 2013 at 8:30 a.m. ET (7:30 a.m. CT) to discuss its financial results for the third quarter 2013. Earnings are expected to be released after the market closes on Tuesday, November 5, 2013.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
99.1	Sunoco Logistics Partners L.P. press release dated October 22, 2013.

Safe Harbor Statement
Statements contained in this report, or the exhibits to this report, that state the Partnership’s expectations or predictions of the future are forward-looking statements and are inherently uncertain. Actual results could differ materially from those projected in such forward-looking statements. Factors that could affect such results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission. The Partnership undertakes no obligation to update forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this current report on Form 8-K are qualified in their entirety by this cautionary statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay
Senior Vice President, General Counsel and Corporate Secretary
October 24, 2013
Philadelphia, PA

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Sunoco Logistics Partners L.P. press release dated October 22, 2013.

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